LETTERHEAD OF COMISKEY & COMPANY

March 9, 2004

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Re: Sunburst Acquisitions III, Inc.
File No. 0-23559

Dear Sirs:

We have read the disclosures made in Item 4 of the report on Form 8-K of Sunburst Acquisitions III, Inc. (the "8-K Report") dated March 5, 2004, and agree with the statements contained therein.

Very truly yours,

COMISKEY & COMPANY
PROFESSIONAL CORPORATION

By: /s/ Jennifer Maliar
          Jennifer Maliar, C.P.A.